UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2012

Federal-Mogul Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34029	20-8350090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26555 Northwestern Highway, Southfield, Michigan	48033
(Address of principal executive offices)	(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.05.	Costs Associated with Exit or Disposal Activities

As previously announced, the Board of Directors of Federal-Mogul Corporation (“Federal-Mogul” or the Company”) has decided to segment the Company’s operating businesses into two separate and independent divisions. One division will focus primarily on the manufacture and sale of powertrain products to original equipment manufacturers while the other will consist of the Company’s global aftermarket as well as its brake and chassis businesses. The Company has initiated several actions in connection with the creation of the two operating divisions, including the hiring of a new Chief Executive Officer for the Aftermarket division and the identification of facilities that will be managed by each division.

In addition, on June 25th, 2012, Federal-Mogul’s Board of Directors approved a restructuring plan to reduce or eliminate capacity at several high cost facilities and transfer production to lower cost locations. The restructuring actions are anticipated to begin during the second quarter of 2012 and be completed within two years. In connection with the restructuring, the company expects to incur restructuring and related charges totaling approximately $60 million, and further cash outflows for capital expenditures of an estimated $10 million.

Certain statements in this Current Report on Form 8-K (including statements regarding the Company’s estimates and expectations) that are not historical in nature are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements regarding expenditures and closing activities are forward-looking. Specifically, all of the charges in this Current Report on Form 8-K are estimates and are therefore subject to change. The Company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the timing of plant closures; separation and severance costs that differ from original estimates because of the timing of employee terminations; amounts for non-cash charges relating to property, plant and equipment that differ from the original estimates because of the ultimate fair market value of such property, plant and equipment; and the success of our cost savings and closure activities. Additional factors are discussed in the Company’s filings with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Federal-Mogul Corporation (Registrant)
Date: June 29, 2012

/s/ Brett D. Pynnonen
	By:	Brett D. Pynnonen
Senior Vice President, General Counsel and Secretary